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Exhibit 15.1

The Board of Directors
TransCanada PipeLines Limited
Calgary, Alberta

Ladies and Gentlemen:

Re: Registration Statement No. 333-121265

With respect to the subject registration statement, we acknowledge our awareness of the use therein of our comfort letter dated December 21, 2004 relating to the unaudited interim financial statements of TransCanada PipeLines Limited consisting of the consolidated balance sheet as at September 30, 2004 and the consolidated statements of income, retained earnings and cash flows for the three-month and nine-month periods ended September 30, 2004 and 2003.

Pursuant to Rule 436 under the Securities Act of 1933 (the Act), such letter is not considered part of a registration statement prepared or certified by an accountant, or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

Very truly yours,

(signed) KPMG LLP

Chartered Accountants

Calgary, Canada
December 21, 2004

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  Exhibit 15.1